As filed with the Securities and Exchange Commission on November 4, 2002

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------


                                  PETRO-CANADA
             (Exact name of registrant as specified in its charter)


           Canada                                     Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                              150  6th Avenue S.W.
                                Calgary, Alberta
                                Canada T2P 3E3
                    (Address of principal executive offices)



                      Petro-Canada Employee Stock Option Plan
                             (Full title of the Plan)
                            ------------------------


                              CT Corporation System
                               111 Eighth Avenue
                              New York, NY  10011
                                (212) 894-8940
                      (Name, address, including zip code,
                   and telephone number, including area code,
                              of agent for service)


                                    Copy to:

                              Marilyn Mooney, Esq.
                           Fulbright & Jaworski L.L.P.
                            801 Pennsylvania Ave., NW
                             Washington, DC  20004
                                 (202) 662-0200
                              (202) 662-4643 (fax)

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
Title of Securities   Amount of Shares to   Proposed Maximum    Proposed Maximum      Amount of
                       to be Registered     Offering Price     Aggregate Offering    Registration
                                               Per Share            Price (1)            Fee
-------------------------------------------------------------------------------------------------
<\CAPTION>
                                                                                            >
Common Shares,                                                      $2,000,000           $184
   no par value
-------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.


                                     PART I

Item 1. Plan Information.

     Not required to be filed with this registration statement; being separately provided to plan participants as specified by Rule 428(b)(1).

Item 2. Registration Information and Employee Plan Annual Information.

     Not required to be filed with this registration statement; being separately provided to plan participants as specified by Rule 428(b)(1).


                                     PART II

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by Petro-Canada, a corporation organized pursuant to the laws of Canada, are incorporated in this registration statement by reference:

     (a) Petro-Canada's Annual Report on Form 40-F for the fiscal year ended December 31, 2001, filed with the SEC on March 27, 2002;

     (b) Petro-Canada's Report of Foreign Issuer on Form 6-K, filed with the SEC on February 1, 2002;

     (c) Petro-Canada's Report of Foreign Issuer on Form 6-K, filed with the SEC on March 27, 2002;

     (d) Petro-Canada's Report of Foreign Issuer on Form 6-K, filed with the SEC on May 8, 2002;

     (e) Petro-Canada's Report of Foreign Issuer on Form 6-K, filed with the SEC on August 12, 2002; and

     (f) the description of the common shares of Petro-Canada contained in Petro-Canada's Registration Statement on Form 40-F, filed with the SEC on September 6, 1995.

     All documents subsequently filed by Petro-Canada pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement Contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     The consolidated financial statements included in the Annual Report on Form 40-F incorporated herein by reference were audited by Arthur Andersen LLP.
After reasonable efforts, Petro-Canada has been unable to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated January 31, 2002 into this registration statement. Under these circumstances, Rule 437a under the Securities Act of 1933 permits Petro-Canada to file this registration statement without a written consent from Arthur Andersen LLP. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Arthur Andersen LLP under Section 11 of the Securities Act of 1933. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen LLP's provision of auditing and any other services to us) may be limited as a practical matter due to recent events involving Arthur Andersen LLP.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 124 of the Canada Business Corporations Act ("CBCA"), which governs Petro-Canada, provides that, except in respect of an action by or on behalf of Petro-Canada to procure a judgment in its favor, Petro-Canada may indemnify a director or officer of Petro-Canada, a former director or officer of Petro-Canada or a person who acts or acted at Petro-Canada's request as a director or officer of a body corporate of which Petro-Canada is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Petro-Canada or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of Petro-Canada and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. Petro-Canada may with the approval of a court indemnify a person referred to above in respect of an action by or on behalf of Petro-Canada or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of Petro-Canada or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (a) or (b) above. Notwithstanding the foregoing, a person referred to in Section 124(1) of the CBCA is entitled to indemnification from Petro-Canada in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Petro-Canada or body corporate if he was substantially successful on the merits in his defense of the action of proceeding and he fulfills the conditions set out in (a) and (b) above.

     Petro-Canada has entered into indemnification agreements with each of its officers and directors pursuant to which they are indemnified to the fullest extent permitted by the CBCA. In addition, these agreements provide that Petro-Canada may advance monies to an officer or director for the costs, charges and expenses of any civil, criminal, administrative, investigative or other proceeding; provided, that, such officer or director shall repay the money if he does not fulfill the conditions set forth in (a) and (b) above. Petro-Canada has further agreed to indemnify each of its officers and directors and their heirs and representatives for any taxes payable by them as a result of any payment made to them pursuant to the indemnification agreement.

     Petro-Canada maintains a directors' and officers' liability policy which reimburses Petro-Canada for amounts lawfully paid to its directors and officers in any year to indemnify such directors and officers, subject to policy limits and deductibles. This policy also pays for losses on behalf of each insured director or officer in situations where Petro-Canada either chooses not to indemnify, or is unable (either legally or financially) to indemnify the director or officer, subject to policy limits. Petro-Canada has also acquired an additional pre-paid insurance policy which is available to cover directors' and officers' losses that are not indemnified by Petro-Canada.
This insurance can be triggered following the reporting of a claim, thus supplementing the limit of insurance eroded by any previous claim.

Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

Exhibit 4.1 Canada Business Corporations Act Form 4 Articles of Amendment of Petro-Canada dated June 15, 2001

Exhibit 4.2 Petro-Canada Employee Stock Option Plan, as amended and restated to October 31, 2002


Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on October 31, 2002.

                                   PETRO-CANADA



                                   By:  /s/ Ronald A. Brenneman
                                       ---------------------------
                                       Ronald A. Brenneman
                                       Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                                        Date
----------------------------       ------------------                           -------



/s/ Ronald A. Brenneman
----------------------------       Chief Executive Officer and                 October 31, 2002
                                   Director (Principal Executive Officer)
    Ronald A. Brenneman



/s/ Ernest F.H. Roberts            Senior Vice President and
----------------------------       Chief Financial Officer (Principal          October 31, 2002
    Ernest F.H. Roberts            Financial Officer)



/s/ Christopher J. Smith
----------------------------       Controller                                  October 31, 2002
    Christopher J. Smith           (Principal Accounting Officer)



/s/ Angus A. Bruneau
----------------------------       Director                                    October 31, 2002
    Angus A. Bruneau



/s/ Gail Cook-Bennett
----------------------------       Director                                    October 31, 2002
    Gail Cook-Bennett



/s/ John F. Cordeau
----------------------------       Director                                    October 31, 2002
    John F. Cordeau



Signature                          Title                                        Date
----------------------------       ------------------                           -------



/s/ Purdy Crawford
----------------------------       Director                                   October 31, 2002
    Purdy Crawford



/s/ Claude Fontaine
----------------------------       Director                                   October 31, 2002
    Claude Fontaine



/s/ Paul M. A. Haseldonckx
----------------------------       Director                                   October 31, 2002
    Paul M. A. Haseldonckx


/s/ Thomas E. Kierans
----------------------------       Director                                   October 31, 2002
    Thomas E. Kierans



/s/ Brian F. MacNeill
----------------------------       Director                                   October 31, 2002
    Brian F. MacNeill



/s/ Paul D. Melnuk
----------------------------       Director                                   October 31, 2002
    Paul D. Melnuk



/s/ Guylaine Saucier
----------------------------       Director                                   October 31, 2002
    Guylaine Saucier



/s/ William W. Siebens
-----------------------------      Director                                   October 31, 2002
    William W. Siebens




     Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of the registrant in the United States on October 24, 2002.

                                   CT CORPORATION SYSTEM



                                   By: /s/ Kathleen C. Gariepy
                                      -------------------------
                                      Kathleen C. Gariepy
                                      Assistant Secretary

                                  Exhibit Index

Exhibit 4.1 Canada Business Corporations Act Form 4 Articles of Amendment of Petro-Canada dated June 15, 2001

Exhibit 4.2 Petro-Canada Employee Stock Option Plan, as amended and restated to October 31, 2002

                                                               Exhibit 4.1




Industry Canada                         Industrie Canada

Certificate of Amendment                Certificat de modification

Canada Business Corporations Act        Loi canadienne sur les
                                        societes par actions


Petro-Canada                            267612-5

----------------------------------      --------------------------------------
Name of corporation - Denomination de   Corporation Number - Numero de la
la societe                              societe

I hereby certif y that the articles     Je certifie que les statuts de la
of the above-named corporation were     societe susmentionnee ont ete modifies:
amended:


a) under  section  13  of   the   [ ]   a) en  vertu de l'article 13 de la
Canada Business Corporations            Loi canadienne sur les societes
Act  in accordance with  the            par actions, conformement
attached notice;                        l'avis ci-joint;

b) under  section  27  of   the   [ ]   b) en  vertu d l'article 27 de  la
Canada  Business Corporation            Loi canadienne sur les societes
Act   as  set  out  in   the            par   actions,  tel  qu'il  est
attached     articles     of            indique    dans   les   clauses
amendment   designating    a            modificatrices       ci-jointes
series of shares;                       designant une serie d'actions;

c) under  section  179  of  the   [X]   c) en vertu de l'article 179 de la
Canada Business Corporations            Loi canadienne sur les societes
Act   as  set  out  in   the            par   actions,  tel  qu'il  est
attached     articles     of            indique    dans   les   clauses
amendment;                              modificatrices ci-jointes;

d) under  section  191  of  the   [ ]   d) en vertu de l'article 191 de la
Canada Business Corporations            Loi canadienne sur les societes
Act   as  set  out  in   the            par   actions,  tel  qu'il  est
attached     articles     of            indique  dans  les  clauses  de
reorganization;                         reorganisation ci-jointes;




   /s/ Director
   Director - Directeur                 June 15, 2001/le 15 juin 2001

                                        Date   of   Amendment - Date de
                                        modification

Industry Canada      Industrie Canada
                                           FORM 4                 FORMULE 4
Canada Business      Loi canadienne sur    Articles of Amendment  Clauses Modificatrices
Corporations Act     les societes par      (Section 27 or 177)    (Articles 27 ou 177)
                     actions

--------------------------------------------------------------------------------

1  -  Names  of corporation -            2 - Corporation No. - No de la societe
        Denomination de la societe

        PETRO-CANADA                         267612-5
--------------------------------------------------------------------------------


3  -  The  articles of the above-named      Les statuts de la societe mentionnee
      corporation are  amended as           ci-dessus sont modifies de la facon
      follows:                              suivante:


The Certificate and Restated Articles of the Corporation are amended as follows:

Schedules "A", "B" and "C" are deleted and replaced with Schedules "A", "B" and "C" as attached hereto.





Date             Signature                           Title - Titre

                 /s/ W. A. (Alf) Peneycad
June  15,  2001      W. A. (Alf) Peneycad   Vice-President, General Counsel and
                                            Corporate Secretary

-------------------------------------------------------------------------------

                                            For departmental use only -
                                            A l'usage du ministere
                                            seulement
                                            Filed - Deposee    June 16, 2001

-------------------------------------------------------------------------------

                              SCHEDULE "A"

               The Corporation is authorized to issue:

               (i) an unlimited number of preferred shares issuable in series designated as Senior Preferred Shares;

               (ii) an unlimited number of preferred shares issuable in series designated as Junior Preferred Shares; and

               (iii) an unlimited number of Common Shares.

1.        SENIOR PREFERRED SHARES

          The Senior Preferred Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1.      Directors' Right to Issue in One or More Series

           The Senior Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Senior Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Canada Business Corporations Act (the "Act")) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2.      Ranking of the Senior Preferred Shares

           The Senior Preferred Shares of each series shall rank on a parity with the Senior Preferred Shares of every other series with respect to dividends and return of capital and shall be entitled to a preference over the Junior Preferred Shares and the Common Shares of the Corporation and over any other shares ranking junior to the Senior Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of the Senior Preferred Shares, the Senior Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Senior Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Senior Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Senior Preferred Shares as a class over the Junior Preferred Shares and the Common Shares of the Corporation and over any other shares ranking junior to the Senior Preferred Shares as may be determined in the case of such series of Senior Preferred Shares.

1.3.      Voting Rights

           Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Senior Preferred Shares that such series is entitled to vote, the holders of the Senior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

1.4.       Amendment  with  Approval of Holders  of  Senior  Preferred
Shares

          The rights, privileges, restrictions and conditions attached to the Senior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Senior Preferred Shares given as hereinafter specified.

1.5.      Approval of Holders of the Senior Preferred Shares

           The approval of the holders of the Senior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Senior Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Senior Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Senior Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Senior Preferred Shares duly called for that purpose.

          The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Senior Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Senior Preferred Shares, each holder of Senior Preferred Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Senior Preferred Share held.

2.        JUNIOR PREFERRED SHARES

          The Junior Preferred Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1.      Directors' Right to Issue in One or More Series

           The Junior Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Junior Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Act) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

2.2.      Ranking of the Junior Preferred Shares

           The Junior Preferred Shares of each series shall rank on a parity with the Junior Preferred Shares of every other series with respect to dividends and return of capital and shall, subject to the prior rights of the holders of the Senior Preferred Shares, be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Junior Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of the Junior Preferred Shares, the Junior Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Junior Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Junior Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Junior Preferred Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Junior Preferred Shares as may be determined in the case of such series of Junior Preferred Shares.

2.3.      Voting Rights

           Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Junior Preferred Shares that such series is entitled to vote, the holders of the Junior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

2.4.       Amendment  with  Approval of Holders  of  Junior  Preferred
Shares

          The rights, privileges, restrictions and conditions attached to the Junior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Junior Preferred Shares given as hereinafter specified.

2.5.      Approval of Holders of the Junior Preferred Shares

           The approval of the holders of the Junior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Junior Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Junior Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Junior Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Junior Preferred Shares duly called for that purpose.

          The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Junior Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Junior Preferred Shares, each holder of Junior Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Junior Preferred Share held.

3.        COMMON SHARES

3.1.        The   rights,  privileges,  restrictions  and   conditions
attaching to the Common Shares (the "Common Shares") are as follows:

3.1       Voting

           The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation, other than separate meetings of the holders of another class or series of shares, and to vote at any such meeting on the basis of one vote for each Common Share held.

3.2.      Dividends

            Subject to the rights, privileges, restrictions and conditions attaching to the Senior Preferred Shares and the Junior Preferred Shares, the holders of the Common Shares shall, at the discretion of the directors, be entitled to receive any dividend declared by the Corporation on the Common Shares.

3.3.      Liquidation, Dissolution or Winding-up

            Subject to the rights, privileges, restrictions and conditions attaching to the Senior Preferred Shares and the Junior Preferred Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled to receive the remaining assets of the Corporation and shall be entitled to share equally, share for share, in all distributions of such assets.
4.        INTERPRETATION

          All terms not defined in this Schedule "A" have the meanings attributed to those terms in the Petro-Canada Public Participation Act (Canada).

5.        AMENDMENT ON REPEAL OF LEGISLATION

5.1.      Repeal of Individual Ownership Constraint

     5.1.1. On the date section 9(1)(a) of the Petro-Canada Public Participation Act (Canada), as amended from time to time, and any other provisions contained in such Act relating to limitations on individual ownership of voting shares is repealed and not replaced with other constraints on the issue, transfer or ownership of voting shares by individual persons, Schedule "B" and all references thereto shall be deleted in their entirety.

     5.1.2. For greater certainty, this section 5.1 shall not apply in the event section 9(1)(a) of the Petro-Canada Public Participation Act (Canada), as amended from time to time, is amended but not repealed or if such provision is repealed but is replaced with other provisions constraining the issue, transfer, ownership or voting of voting shares.

5.2.      Notice of Repeal

           The Corporation shall, within 30 days of the amendments provided in section 5.1 becoming effective, send each holder of shares notice thereof.

                              SCHEDULE "B"

                    OWNERSHIP AND VOTING RESTRICTIONS

1.   Interpretation

1.1.      In this Schedule "B", all terms that are not defined have  the
meanings   attributed   to  those  terms  in  the  Petro-Canada   Public
Participation Act and:

     "directors'   determination"  and  similar   expressions   mean   a
     determination   made  by  the  directors  of  the  Corporation   in
     accordance with section 10;

     "excess voting shares" means voting shares held, beneficially owned or controlled in contravention of the individual share constraint;

     "individual  share  constraint"  has  the  meaning  set  forth   in
     subsection 2.1 ;

     "principal stock exchange" means, at any time, the stock exchange in Canada on which the highest volume of voting shares is generally traded at that time, as determined by the directors of the Corporation;

     "sell-down notice" has the meaning set forth in subsection 3.1;

     "shareholder  default"  has  the meaning  set  forth  in  paragraph
     3.1(d);

     "shareholder's declaration" means a declaration made in accordance with section 11; and

     "suspension" has the meaning set forth in subsection 4.1 and "suspend", "suspended" and similar expressions have corresponding meanings.

1.2. The provisions of subsections 9(3) to 9(8) of the Petro-Canada Public Participation Act, as amended from time to time, are deemed to be incorporated in this Schedule "B". Any provision of this Schedule "B" that may be read in a manner that is inconsistent with the Petro-Canada Public Participation Act shall be read so as to be consistent therewith.

1.3. For greater certainty, no person is presumed to be an associate of any other person for purposes of paragraph 9(5)(g) of the Petro-Canada Public Participation Act solely by reason that one of them has given the other the power to vote or direct the voting of voting shares of a class of voting shares at a meeting of the holders of that class pursuant to a revocable proxy where the proxy is solicited solely by means of an information circular issued in a public solicitation of proxies that is made in respect of all voting shares of that class and in accordance with applicable law.

1.4.      For the purposes of this Schedule "B":

     (a) where voting shares of the Corporation are held, beneficially owned or controlled by two or more persons jointly, the number of voting shares held, beneficially owned or controlled by each such person shall include the number of voting shares held, beneficially owned or controlled jointly with such other persons; and

     (b) references to shares "of" a person are to shares held, beneficially owned or controlled, directly or indirectly, otherwise than by way of security only, by that person.

1.5. In this Schedule "B", except where the context requires to the contrary, words importing the singular shall include the plural and vice versa and words importing gender shall include masculine, feminine and neuter genders.

2.   Individual Share Constraint

2.1. No person, together with the associates of that person, shall hold, beneficially own or control, directly or indirectly, otherwise than by way of security only, in the aggregate voting shares to which are attached more than twenty per cent (20%) of the votes that may ordinarily be cast to elect directors of the Corporation, other than votes that may be so cast by or on behalf of the Minister. (The foregoing prohibition is referred to in this Schedule "B" as the "individual share constraint".)

2.2. In the event that it appears from the central securities register of the Corporation that any person, together with the associates of that person, is in contravention of the individual share constraint:

     (a) the Corporation shall not accept any subscription for voting shares from that person or any associate of that person;

     (b) the Corporation shall not issue any voting shares to that person or any associate of that person; and

     (c) the Corporation shall not register or otherwise recognize the transfer of any voting shares to that person or any associate of that person.

2.3. In the event of a directors' determination that any person, together with the associates of that person, is in contravention of the individual share constraint:

     (a) the Corporation shall not accept any subscription for voting shares from that person or any associate of that person;

     (b) the Corporation shall not issue any voting shares to that person or any associate of that person;

     (c) the Corporation shall not register or otherwise recognize the transfer of any voting shares to that person or any associate of that person;

     (d) no person may, in person or by proxy, exercise the right to vote any of the voting shares of that person or of any associate of that person;

     (e) subject to subsection 9.1, the Corporation shall not declare or pay any dividend, and or make any other distribution:

          (i) on any of the excess voting shares of that person or of any associate of that person; or

          (ii) if the directors of the Corporation determine that the contravention of the individual ownership constraint was intentional and that it would not be inequitable to do so, on all of the voting shares of that person and of each associate of that person;

          and any entitlement to such dividend or other distribution shall be forfeited; and

     (f)  the   Corporation  shall  send  a  sell-down  notice  to   the
          registered holder of the voting shares of that person and of each associate of that person.

2.4. In the event that it appears from the central securities register of the Corporation that, or in the event of a directors' determination that, any person, together with the associates of that person, after any proposed subscription, issue or transfer of voting shares, would be in contravention of the individual share constraint, the Corporation shall not:

     (a)  accept the proposed subscription for voting shares from;

     (b)  issue the proposed voting shares to; or

     (c) register or otherwise recognize the proposed transfer of any voting shares to;

that person or any associate of that person.

2.5. In the event of a directors' determination that during any period any person, together with the associates of that person, was in contravention of the individual share constraint, the directors of the Corporation may also determine that:

     (a) any votes cast, in person or by proxy, during that period in respect of the voting shares of that person or of any associate of that person shall be disqualified and deemed not to have been cast; and

     (b) subject to subsection 9.1, each of that person and the associates of that person is liable to the Corporation to restore to the Corporation the amount of any dividend paid or distribution received during that period on:

          (i) the excess voting shares of that person and of each associate of that person; or

          (ii) if the directors of the Corporation determine that the contravention of the individual ownership constraint was intentional and that it would not be inequitable to do so, on all of the voting shares of that person and of each associate of that person.

3.   Sell-Down Notice

3.1. Any notice (a "sell-down notice") required to be sent to a registered holder of voting shares pursuant to paragraph 2.3(f):

     (a) shall specify in reasonable detail the nature of the contravention of the individual share constraint, the number of voting shares determined to be excess voting shares and the consequences of the contravention specified in section 2;

     (b)  shall request an initial or further shareholder's declaration;

     (c) shall specify a date, which shall be not less than 45 days after the date of the sell-down notice, by which the excess voting shares are to be sold or disposed of; and

     (d)  shall state that unless the registered holder either:

          (i) sells or otherwise disposes of the excess voting shares by the date specified in the sell-down notice on a basis that does not result in any contravention of the individual share constraint and provides to the Corporation, in addition to the shareholder's declaration requested pursuant to paragraph 3.1(b), written evidence satisfactory to the Corporation of such sale or other disposition; or

          (ii) provides to the Corporation, in addition to the shareholder's declaration requested pursuant to paragraph 3.1(b), written evidence satisfactory to the Corporation that no such sale or other disposition of excess voting shares is required;

     such default (a "shareholder default") shall result in the consequence of suspension pursuant to section 4 and may result in the consequence of sale in accordance with section 5 or redemption in accordance with section 6, in each case without further notice to the registered holder, and shall specify in reasonable detail the nature and timing of those consequences.

3.2. In the event that, following the sending of a sell-down notice, written evidence is submitted to the Corporation for purposes of subparagraph 3.1(d)(ii), the Corporation shall assess the evidence as soon as is reasonably practicable and in any event shall give a second notice to the person submitting the evidence not later than 10 days after the receipt thereof stating whether the evidence has or has not satisfied the Corporation that no sale or other disposition of excess voting shares is required. If the evidence has so satisfied the Corporation, such sell-down notice shall be cancelled and such second notice shall so state. If the evidence has not so satisfied the Corporation, such second notice shall reiterate the statements required to be made in such sell-down notice pursuant to paragraphs 3.1(c) and (d). In either case, the 45 day period referred to in paragraph 3.1(c) shall be automatically extended to the end of the 10 day period referred to in this section
3.1 if such 10 day period extends beyond such 45 day period.

4.   Suspension

4.1. In the event of a shareholder default in respect of any registered holder of voting shares, then, without further notice to the registered holder:

     (a) all of the voting shares of the registered holder shall be deemed to be struck from the securities register of the Corporation;

     (b) no person may, in person or by proxy, exercise the right to vote any of such voting shares;

     (c) subject to subsection 9.1, the Corporation shall not declare or pay any dividend, or make any other distribution, on any of such voting shares and any entitlement to such dividend or other distribution shall be forfeited;

     (d) the Corporation shall not send any form of proxy, information circular or financial statements of the Corporation or any other communication from the Corporation to any person in respect of such voting shares; and

     (e) no person may exercise any other right or privilege ordinarily attached to such voting shares.

(All of the foregoing consequences of a shareholder default are referred to in this Schedule "B" as a "suspension".) Notwithstanding the foregoing, a registered holder of suspended voting shares shall have the right to transfer such voting shares on any securities register of the Corporation on a basis that does not result in contravention of the individual share constraint.

4.2. The directors of the Corporation shall cancel any suspension of voting shares of a registered holder and reinstate the registered holder to the securities register of the Corporation for all purposes if they determine that, following the cancellation and reinstatement, none of such voting shares will be held, beneficially owned or controlled in contravention of the individual share constraint. For greater certainty, any such reinstatement shall permit, from and after the reinstatement, the exercise of all rights and privileges attached to the voting shares so reinstated but, subject to subsection 9.1, shall have no retroactive effect.

5.   Sale

5.1 In the event of a shareholder default in respect of any registered holder of voting shares, the Corporation may elect by directors' determination to sell, on behalf of the registered holder, the excess voting shares thereof, without further notice thereto, on the terms set forth in this section 5 and section 7.

5.2. The Corporation may sell any excess voting shares in accordance with this section 5:

     (a)  on the principal stock exchange; or

     (b) if there is no principal stock exchange, on such other stock exchange or organized market on which the voting shares are then listed or traded as the directors of the Corporation shall determine; or

     (c) if the voting shares are not then listed on any stock exchange or traded on any organized market, in such other manner as the directors of the Corporation shall determine.

5.3. The net proceeds of sale of excess voting shares sold in accordance with this section 5 shall be the net proceeds after deduction of any commission, tax or other cost of sale.

5.4. For all purposes of a sale of excess voting shares in accordance with this section, the Corporation is the agent and lawful attorney of the registered holder and the beneficial owner of the excess voting shares.

6.   Redemption

6.1. In the event of a shareholder default in respect of any registered holder of voting shares and in the event that the directors of the Corporation determine either that the Corporation has used reasonable efforts to sell excess voting shares in accordance with section 5 but that such sale is impracticable or that it is likely that such sale would have material adverse consequences to the Corporation or the holders of voting shares, the Corporation may elect by directors' determination, subject to applicable law, to redeem the excess voting shares thereof, without further notice thereto, on the terms set forth in this section 6 and section 7.

6.2. The redemption price paid by the Corporation to redeem any excess voting shares in accordance with this section 6 shall be:

     (a) the average of the closing prices per share of the voting shares on the principal stock exchange (or, if there is no principal stock exchange or if the requisite trading of voting shares has not occurred on the principal stock exchange, such other stock exchange or such other organized market on which such requisite trading has occurred as the directors of the Corporation shall determine) over the last 10 trading days on which at least one board lot of voting shares has traded on the principal stock exchange (or such other stock exchange or such other organized market) in the period ending on the trading day immediately preceding the redemption date; or

     (b) if the requisite trading of voting shares has not occurred on any stock exchange or other organized market, on such basis as the directors of the Corporation shall determine.

7.   Procedures Relating to Sale and Redemption

7.1. In the event of any sale or redemption of excess voting shares in accordance with section 5 or 6, respectively, the Corporation shall deposit an amount equal to the amount of the net proceeds of sale or the redemption price, respectively, in a special account in any bank or trust company in Canada selected by it. The amount of the deposit, less the reasonable costs of administration of the special account, shall be payable to the registered holder of the excess voting shares sold or redeemed on presentation and surrender by the registered holder to that bank or trust company of the certificate or certificates representing the excess voting shares. Any interest earned on any amount so deposited shall accrue to the benefit of the Corporation.

7.2. From and after any deposit made pursuant to subsection 7.1, the registered holder shall not be entitled to any of the remaining rights of a registered holder in respect of the excess voting shares sold or redeemed, other than the right to receive the funds so deposited on presentation and surrender of the certificate or certificates representing the excess voting shares sold or redeemed.

7.3. If a part only of the voting shares represented by any certificate is sold or redeemed in accordance with section 5 or 6, respectively, the Corporation shall, on presentation and surrender of such certificate and at the expense of the registered holder, issue a new certificate representing the balance of the voting shares.

7.4. So soon as is reasonably practicable after, and, in any event, not later than 30 days after, a deposit made pursuant to subsection 7.1, the Corporation shall send a notice to the registered holder of the excess voting shares sold or redeemed and the notice shall state:

     (a) that a specified number of voting shares has been sold or redeemed, as the case may be;

     (b) the amount of the net proceeds of sale or the redemption price, respectively;

     (c) the name and address of the bank or trust company at which the Corporation has made the deposit of the net proceeds of sale or the redemption price, respectively; and

     (d) all other relevant particulars of the sale or redemption, respectively.

7.5. For greater certainty, the Corporation may sell or redeem excess voting shares in accordance with section 5 or 6, respectively, despite the fact that the Corporation does not possess the certificate or certificates representing the excess voting shares at the time of the sale or redemption. If, in accordance with section 5, the Corporation sells excess voting shares without possession of the certificate or certificates representing the excess voting shares, the Corporation shall issue to the purchaser of such excess voting shares or its nominee a new certificate or certificates representing the excess voting shares sold. If, in accordance with section 5 or section 6, the Corporation sells or redeems excess voting shares without possession of the certificate or certificates representing the excess voting shares and, after the sale or redemption, a person establishes that it is a bona fide purchaser of the excess voting shares sold or redeemed, then, subject to applicable law:

     (a) the excess voting shares held or beneficially owned by the bona fide purchaser are deemed to be, from the date of the sale or redemption by the Corporation, as the case may be, validly issued and outstanding voting shares in addition to the excess voting shares sold or redeemed; and

     (b) notwithstanding subsection 7.2, the Corporation is entitled to the deposit made pursuant to subsection 7.1 and, in the case of a sale in accordance with section 5, shall add the amount of the deposit to the stated capital account for the class of voting shares issued.

8.   Exceptions

8.1. Notwithstanding section 2, the individual share constraint does not apply in respect of voting shares of the Corporation that are held:

     (a)  by the Minister in trust for Her Majesty in right of Canada;

     (b) by one or more underwriters solely for the purpose of distributing the voting shares to the public; or

     (c) by any person who provides centralized facilities for the clearing of trades in securities and is acting in relation to trades in the voting shares solely as an intermediary in the payment of funds or the delivery of securities, or both.

9.   Saving Provisions

9.1.      Notwithstanding any other provision of this Schedule "B":

     (a) the directors of the Corporation may determine to pay a dividend or to make any other distribution on voting shares that would otherwise be prohibited by any other provision of this Schedule "B" where the contravention of the individual share constraint that gave rise to the prohibition was inadvertent or of a technical nature or it would otherwise be inequitable not to pay the dividend or make the distribution; and

     (b) where a dividend has not been paid or any other distribution has not been made on voting shares as a result of a directors' determination of a contravention of the individual share constraint, or where the amount of a dividend or any other distribution has been restored to the Corporation pursuant to paragraph 2.5(b) as a result of a directors' determination of a contravention of the individual share constraint, the directors of the Corporation shall declare and pay the dividend, make the distribution, or refund the restored amount, respectively, if they subsequently determine that no such contravention occurred.

9.2. In the event that the Corporation suspends or redeems voting shares in accordance with section 4 or 6, respectively, or otherwise redeems, purchases for cancellation or otherwise acquires voting shares, and the result of such action is that any person and the associates of that person who, prior to such action, were not in contravention of the individual share constraint are, after such action, in contravention, then, notwithstanding any other provision of this Schedule "B", the sole consequence of such action to that person and the associates of that person, in respect of the voting shares of that person and of the associates of that person held, beneficially owned or controlled at the time of such action, shall be that the number of votes attached to those voting shares shall be reduced to a number that is the largest whole number of votes that may be attached to the voting shares which that person and the associates of that person could hold, beneficially own or control from time to time in compliance with the individual share constraint.

9.3. Notwithstanding any other provision of this Schedule "B", a contravention of the individual share constraint shall have no consequences except those that are expressly provided for in this Schedule "B". For greater certainty but without limiting the generality of the foregoing:

     (a) no transfer, issue or ownership of, and no title to, voting shares;

     (b) no resolution of shareholders (except to the extent that the result thereof is affected as a result of a directors' determination under paragraph 2.5(a)); and

     (c) no act of the Corporation, including any transfer of property to or by the Corporation;

shall be invalid or otherwise affected by any contravention of the individual share constraint.

10.  Directors' Determinations

10.1. The directors of the Corporation shall have the sole right and authority to administer the provisions of this Schedule "B" and to make any determination required or contemplated hereunder. In so acting, the directors of the Corporation shall enjoy, in addition to the powers set forth in this Schedule "B", all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose of this Schedule "B". The directors of the Corporation shall make on a timely basis all determinations necessary for the administration of the provisions of this Schedule "B" and, without limiting the generality of the foregoing, if the directors of the Corporation consider that there are reasonable grounds for believing that a contravention of the individual ownership constraint has occurred or will occur, the directors shall make a determination with respect to the matter. Any directors' determination that is not inconsistent with the Petro-Canada Public Participation Act and other applicable law shall be conclusive, final and binding except to the extent modified by any subsequent directors' determination. Notwithstanding the foregoing, the directors of the Corporation may delegate, in whole or in part:

     (a)  their  power to make a directors' determination in respect  of
          any  particular  matter  to  a  committee  of  the  board   of
          directors; and

     (b)  any  of  their  other  powers  under  this  Schedule  "B"   in
          accordance with subsection 115(3) or paragraph 121(a) of the Canada Business Corporations Act.

10.2. The directors of the Corporation shall make any directors' determination contemplated by section 2:

     (a)  after  the  relevant  shareholder's  declarations  have   been
          requested and received by the Corporation, only:

          (i)  on   a   basis   consistent  with   those   shareholder's
               declarations; or

          (ii)       if  the  directors of the Corporation  are  of  the
               opinion that the shareholder's declarations do not contain adequate or accurate information and they believe and have reasonable grounds for believing that they will not be provided with shareholder's declarations that do contain adequate and accurate information; or

     (b) whether or not any shareholder's declaration has been requested or received by the Corporation, only if the directors of the Corporation believe and have reasonable grounds for believing that they have sufficient information to make the directors, determination, that the consequences of the directors' determination would not be inequitable to those affected by it and that it would be impractical, under all the circumstances, to request or to await the receipt of any shareholder's declaration.

10.3. In administering the provisions of this Schedule "B", including, without limitation, in making any directors' determination in accordance with subsection 10.2 or otherwise, the directors of the Corporation may rely on any information on which the directors consider it reasonable to rely in the circumstances. Without limiting the generality of the foregoing, the directors of the Corporation may rely upon any shareholder's declaration, the securities register of the Corporation, the knowledge of any director, officer or employee of the Corporation or any advisor to the Corporation and the opinion of counsel to the Corporation.

10.4. In administering the provisions of this Schedule "B", including, without limitation, in making any directors' determination, the directors shall act honestly and in good faith. Provided that the directors of the Corporation so act, they shall not be liable to the Corporation and neither they nor the Corporation shall be liable to any holder or beneficial owner of voting securities or any other person for, nor with respect to any matter arising from or related to, any act or omission to act in relation to this Schedule "B". To the extent that, in accordance with subsection 10.1, any other person exercises the powers of the directors of the Corporation under these provisions, this subsection 10.4 applies mutadis mutandis.

10.5. Any directors' determination required or contemplated by this Schedule "B" shall be expressed and conclusively evidenced by a resolution duly adopted.

11.  Shareholder's Declarations

11.1. For purposes of monitoring the compliance with and of enforcing the provisions of this Schedule "B", the directors of the Corporation may require that any registered holder or beneficial owner, or any other person of whom it is, in the circumstances, reasonable to make such request, file with the Corporation or its registrar and transfer agent a completed shareholder's declaration. The directors of the Corporation shall determine from time to time written guidelines with respect to the nature of the shareholder's declaration to be requested, the times at which shareholder's declarations are to be requested and any other relevant matters relating to shareholder's declarations.

11.2. A shareholder's declaration shall be in the form from time to time determined by the directors of the Corporation pursuant to subsection 11.1 and, without limiting the generality of the foregoing, may be required to be in the form of a simple declaration in writing or a statutory declaration under the Canada Evidence Act. Without limiting the generality of its contents, any shareholder's declaration may be required to contain information with respect to:

     (a) whether the person is the beneficial owner of or controls particular voting securities or whether any other person is the beneficial owner of or controls those voting securities; and

     (b) whether the person is an associate of any other person, including whether the person and any other person act, or are parties to an agreement or an arrangement, a purpose of which is to require them to act, in concert with respect to their interests, direct or indirect, in the Corporation.

                              SCHEDULE "C"

                           OTHER RESTRICTIONS

1.        INTERPRETATION

1.1        In  this Schedule C, all terms that are not defined have  the
meanings   attributed   to  those  terms  in  the  Petro-Canada   Public
Participation Act.

2.        HEAD OFFICE

2.1 The head office of the Corporation shall be situated in Calgary, Alberta.

3.        RESTRICTION ON SALE OF ASSETS

3.1 The Corporation shall not sell, transfer or otherwise dispose of, whether by one transaction or event or several related transactions or events, all or substantially all of its assets to any one person or group of associated persons or to non-residents, otherwise than by way of security only in connection with the financing of the Corporation.

4.        USE OF OFFICIAL LANGUAGES BY THE PUBLIC

4.1. The Corporation shall ensure that any member of the public can, in either official language, communicate with and obtain available services from:

     (a)  the head office of the Corporation; and

     (b) any of the other offices or facilities of the Corporation and any office or facility of any of the wholly-owned subsidiaries of the Corporation, where the Corporation determines that there is significant demand for communications with and services from that office or facility in the language.

4.2.       The  Corporation  shall  adopt from  time  to  time  policies
describing  the  manner  in  which  the  Corporation  will  fulfil   the
requirements of section 4.1.

5.        NUMBER OF DIRECTORS

5.1. The number of directors of the Corporation shall be a minimum of 9 and a maximum of 13. The number of directors of the Corporation and the number of directors to be elected at the annual meeting of the shareholders shall be determined from time to time by resolution of the directors. The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

                                                                Exhibit 4.2

                                                        AMENDED AND RE-STATED
                                                        PCA STOCK OPTION PLAN








                           PETRO-CANADA
                             EMPLOYEE
                         STOCK OPTION PLAN
              (Amended and Re-stated to October 31, 2002)
              Adopted by the Committee on October 31, 2002

                         TABLE OF CONTENTS


1.	PURPOSE	1
2.	INTERPRETATION	1
3.	ELIGIBILITY	3
4.	PARTICIPATION	3
5.	OPTIONS	4
6.	OTHER EVENTS AFFECTING ENTITLEMENT	7
7.	PARTICIPANT'S RIGHT NOT TRANSFERRABLE	9
8.	NOTICES	9
9.	REGULATIONS AND AMENDMENT	9
10.	COSTS	10
11.	APPLICABLE LAW	10

1.	PURPOSE
        The intention of the Employee Stock Option Plan is:
        a)	to promote employee commitment to Petro-Canada;
        b)	to encourage investment in Petro-Canada by its employees;
        c)	to encourage employees to further the development of
                Petro-Canada; and
        d)	to retain the key employees necessary for Petro-Canada's long term success.

2.	INTERPRETATION

2.1	Definitions.

        As hereinafter used in the Plan:

        "Business Day" means any day, other than Saturday, Sunday or a day which is a civic or statutory holiday in Calgary, Alberta.

        "Committee" means the Management Resources and Compensation Committee of the board of directors of the Company, or such other committee of the board of directors as may be given the responsibility to act on behalf of the board of directors with respect to the Plan, or, in the absence of any such committee, the board of directors itself.

        "Company" means Petro-Canada, a company incorporated under the laws of Canada.

        "Eligible Party" means an Employee or an estate entitled to participate in the Plan pursuant to Paragraph 6.1;

        "Employee" means any person (i) who is a director of the Company or a Subsidiary of the Company or (ii) who is an employee of the Company or a Subsidiary of the Company and (iii) who may be designated as such for purposes of the Plan from time to time by the Committee.

        "Market Price" means <FN 1> with respect to all Options approved by the Committee, the closing price of the Shares on the Relevant Stock Exchange on the Trading Day immediately preceding the day on which the Options are granted, or if the Shares did not trade on the Relevant Stock Exchange on such date, the Market Price shall be the average of the bid and ask prices in respect of the Shares at the close of trading on such date;



        <FN 1> As amended and pursuant to Board Resolution date January 31, 1996 and for the purposes of the foregoing:
         i.	"Trading Day", with respect to a stock exchange, means a day on which such stock exchange is open for business;

         ii.	"Relevant Stock Exchange" means the Toronto Stock Exchange, or if the shares are not then listed on the Toronto Stock Exchange, the Montreal Exchange, or if the Shares are not then listed on either the Toronto Stock Exchange or the Montreal Exchange, such stock exchange on which the Shares are listed as may be selected by the Committee for such purpose.

        "Option" means an option to purchase Shares granted in accordance with the terms of the Plan, as described more fully in Paragraph 5.

        "Option Price" means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Paragraph 5.11.

        "Plan" means the Company's Executive Share Purchase and Stock Option
         Plan as established by resolution of the board of directors of the Company on April 19, 1991 and described herein and as amended from time to time.

        "Shares" means the common shares without nominal or par value in the capital of the Company.

2.2	Subsidiary
        In the Plan a body corporate is a "Subsidiary" of another body corporate if:

        (a) 	it is controlled by
                (i) 	that other body corporate,
                (ii) 	that other body corporate and one or more bodies
                        corporate each of which is controlled by that other body corporate, or
                (iii) 	two or more bodies corporate each of which is
                        controlled by that other body corporate; or

        (b) 	it is a Subsidiary of a body corporate that is a Subsidiary
                of that other body corporate.

        For this purpose a body corporate is controlled by a person or by two or more bodies corporate if:

        (a) 	securities of the body corporate to which are attached more than fifty per cent of the votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of that person or by or for the benefit of those bodies corporate; and

        (b) 	the votes attached to those securities are sufficient, if
                exercised, to elect a majority of the directors of the body corporate.

2.3	Words, etc.

        In this Plan; unless the context otherwise dictates, references to the masculine include the feminine and references to the singular include the plural and vice versa; the inclusion of headings is for convenience of reference only and shall not affect the construction hereof; and all money references are to Canadian currency.

3.	ELIGIBILITY

        All Eligible Parties may participate in the Plan on the basis described herein, subject to applicable legal, timing and other constraints which may preclude or limit participation. However no Eligible Party has the right to participate in the Plan and the Committee may decide on those Eligible Parties who may participate in the Plan and the extent of participation.

4.	PARTICIPATION

        Participation in the Plan is voluntary and any decision not to participate shall not affect an Employee's or other Option holder's employment with the Company or a Subsidiary of the Company. Nothing contained in this Plan shall give any Employee or other Option holder the right to be retained in the services of the Company or a Subsidiary of the Company, nor shall it interfere with the right of the Company or any Subsidiary of the Company, to discharge an Employee or other Option holder. An Option holder shall have no entitlement by way of compensation or damages resulting from the termination of the office or employment by virtue which he is or may be eligible to participate in, or to exercise Options under the Plan for the loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether the compensation is claimed for wrongful dismissal or otherwise. Participation in the Plan will not give any Employee or other Option holder any right or claim to any benefit except to the extent provided in the Plan.

5.	OPTIONS

5.1	Shares Subject to, and Maximum Number of Shares Issuable Under, the Plan
        <FN 2> Options may be granted in respect of authorized and unissued
        Shares.   The maximum number of Shares (the "Specified Maximum") which may be issued upon exercise of Options granted under the Plan is twenty two million (22,000,000). For the purpose of this Paragraph 5.1 and the applicable rules of the stock exchanges on which the Shares are listed:

        a)	Shares which have been purchased or issued under the Plan prior to March 2, 1995 pursuant to share purchases made or Options which have been exercised prior to such date shall not be counted as Shares which have been purchased or issued under the Specified Maximum; and

        b)	Shares and Options which expire unexercised shall be available for issuance under the Specified Maximum.

        No fractional Shares may be purchased or issued under the Plan.

5.2	Grant of Options <FN 3>

        Options may be granted to any Employee. Options may be granted by the Company pursuant to the decisions of the Committee provided and to the extent that such decisions are approved by the board of directors of the Company. Options shall not be granted to non-executive directors of the Corporation if, after such grant, the number of Shares available for issue upon the exercise of options by present or former non-executive directors would exceed one tenth of one percent of the aggregate of Shares issued and outstanding.

5.3	Terms of Options

        Subject as herein and otherwise specifically provided in this Paragraph 5, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Committee; provided, however, that if no specific determination is made by the Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:


       <FN 2> As amended and pursuant to Board Resolutions date January 31, 1996 and January 27, 2000

       <FN 3> As amended and pursuant to Board Resolutions date January 30, 1997 and March 20, 2000

        a)	the period during which the Option shall be exercisable shall be ten years from the date the Option is granted to the Optionee; and

        b)	not more than one-fifth of the Shares covered by the Option
                may be taken up during any one of the first five years of the term of the Option; provided, however, that if the number of Shares taken up under the Option in any of such years is less than one-fifth of the Shares covered by the Option, the Option holder shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of shares subject to the Option which were purchasable, but not purchased by him, during such year; and provided further that in the event that, at any time, an offer is made to all holders of Shares to purchase some or all of their Shares, the Company will give notice of such offer to Option holders and all Options will become immediately exercisable.


5.4	Option Price <FN 4>

        The Option Price on Shares which are the subject of Options shall not be lower than the Market Price.

5.5	Maximum Option Period

        In no event may the term of an Option exceed ten years from the time of the grant of the Option.

5.6	Limit on Options to any Person

        The total number of Shares to be optioned to any optionee under the Plan together with any Shares reserved for issuance under options for services and employee stock purchase plans to such optionee shall not exceed 5% of the issued and outstanding Shares at the date of the grant of the Option.

5.7	Options Non-Assignable

        Each Option is personal to the Option holder and is non-assignable.


        <FN 4> As amended and pursuant to Board Resolution date July 26, 1995

5.8	Change of Employment <FN 5>

        Notwithstanding any other provisions of the Plan, Options shall not be affected by any change of employment of the Option holder where the Option holder continues to be employed by or continues to be a director of the Company or a Subsidiary of the Company.

5.9	Exercise of Options

        Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Secretary of the Company of a completed Option exercise form, in the form specified by the Company, specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares then being purchased in the form of a cheque or money order in Canadian currency made payable to the Company. Certificates for such Shares shall be delivered to the Option holder within a reasonable time following the receipt of such notice and payment. The Shares which are issued on the exercise of an Option will be the same in all respects as shares of the same class already in issue.

5.10	Conditions Precedent to Issuance of Shares

        Notwithstanding any of the provisions contained in the Plan or in any Option, the Company's obligation to issue shares to an Option holder pursuant to the exercise of an Option shall be subject to:

        a)	completion of such registration or other qualification of such
                Shares or obtaining approval of such governmental authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

        b)	the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and

        c)	the receipt from the Option holder of such representations,
                agreements and undertakings as to future dealings in such Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any applicable jurisdiction. In this connection the Company shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

       <FN 5> As amended and pursuant to Board Resolution date January 30, 1997

5.11	Adjustments

        Appropriate adjustments in the number of Shares subject to the Plan, and as regard Options granted or to be granted, in the number of Shares subject to an Option and in the Option Price, shall be made by the board of directors of the Company to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Company, subsequent to the approval of the Plan by the board of directors of the Company, the purpose of such adjustments being to put the Option holder upon exercising an Option in the same position as he would have been in if he had exercised the Option prior to the relevant change to the Shares, except with respect to the receipt of income on the Shares.

6.	OTHER EVENTS AFFECTING ENTITLEMENT

6.1	Death of Participant

        In the event of the death of a holder of Options before all of the Shares purchased under the Plan by the holder of Options have been delivered to him and/or all of the Options granted to the Option holder under the Plan have been exercised, the Option holder's executors or heirs shall be entitled to participate in the Plan to the extent the Option holder would have been entitled to, provided that:

        a)	any Options which were exercisable by the Option holder as
                at the date of death may be exercised by the Option holder's estate at any time within 12 months of the date of death
                (or such longer period as the Committee may determine); and

        b)	any Options granted to the Option holder under the Plan
                which were not exercisable as at the date of death and any Options exercised by the Option holder's estate as provided in Clause 6.1(a) shall expire and be of no further effect.

6.2	Termination

        Subject to the other provisions hereof, in the event that after the acceptance by the Company of the grant of Options to an Option holder an Option holder's employment with the Company or a Subsidiary of the Company , is terminated, other than termination because of death or retirement:

        a)	in the case of the termination of the Option holder's
                employment at the option of the Company or a Subsidiary of the Company , and without cause, any options granted to the

                Option holder under the Plan may be exercised by the Option holder at any time within 12 months of the date of termination. Unless the Committee decides otherwise prior to the grant of any Option, termination without cause shall include (i) termination of an Option holder's employment with the Company or a Subsidiary of the Company by reason of the transfer of the business or part of the business of the Company or a Subsidiary of the Company to a person other than the Company or a Subsidiary of the Company and (ii) a Subsidiary of the Company by which an Option holder is employed ceasing to be a Subsidiary of the Company; and

         b)	in any other case not covered by Clause 6.2(a), any Options
                granted to the Option holder under the Plan shall immediately expire and be of no further effect, whether or not such Options had become exercisable by the time of termination.

6.3	Other Disruption of Employment

        In the event that after the grant of Options to an Option holder an Option holder:

        a)	takes a Company approved leave of absence without pay;

        b)	becomes disabled and entitled to benefits under a long-term
                disability program; or

        c)	retires from his employment with the Company or a Subsidiary of the Company, the Option holder shall be entitled to continue his participation in the Plan, provided that:


              i)	any Options which were exercisable by the Option
                        holder as at the date of the relevant event listed in Clauses 6.3(a) and 6.3(b) or which become exercisable by the Option holder within 24 months after the commencement of the leave of absence or of the disability may be exercised at any time within six months of the later of such dates (or such longer period as the Committee may determine);

             ii)	any Options which were exercisable by the Option holder
                        as at the date of retirement may be exercised at any time within five years after the date of retirement; and

             iii)	any Options granted to the Option holder under the
                        Plan which were not exercisable as at the date of the relevant event listed in Clauses 6.3(a) to 6.3(c) or which did not become exercisable within 24 months after the commencement of the leave of absence or of the disability and any Options not exercised as provided in Clause 6.3(i) or 6.3(ii) shall expire and be of no further effect.

7.	PARTICIPANT'S RIGHT NOT TRANSFERRABLE

        Except as provided herein, the rights of an Option holder under the Plan are non-transferrable, in whole or in part, either directly or by operation of law or otherwise in any manner.

8.	NOTICES

        Any notice or other document to be delivered to an Option holder shall be validly sent, given or delivered if it is delivered by hand to the Option holder or is mailed by first class prepaid mail to the latest address shown on the records of the Company for the Option holder for purposes of the Plan or, in the absence of such address for purposes of the Plan, for general purposes. Any notice or document so mailed shall be deemed to have been received by the Option holder in the ordinary course of mail.

9.	REGULATIONS AND AMENDMENT

9.1	Regulations

        The Committee may make, amend and repeal at any time and from time to time such resolutions not inconsistent herewith as it may deem necessary or advisable for the administration and operation of the Plan. In particular, the Committee may delegate to any person, group of persons or corporation, any administrative duties and powers under the Plan. All decisions and interpretations of the Committee respecting the Plan and all rules and regulations made from time to time pursuant thereto, shall be binding and conclusive on the Company, on all Eligible Parties, on all Option holders and on their respective legal representatives.

9.2	Amendment

        The Company may amend the Plan:

        a)	to make formal, minor or technical modifications to any of the provisions of the Plan;

        b)	to change any of the provisions of the Plan provided the change is not materially prejudicial to the interests of the Option holders; or

        c)	to correct any ambiguity, defective provisions, error or
                omissions in the provisions of the Plan provided that the rights of the Option holders are not prejudiced by the correction.

        Any other amendment to the Plan shall be effective only after it has been approved by a resolution of the Option holders signed by the Option holders holding or having rights to acquire a majority of the Shares issued or to be issued under the Plan or passed at a meeting of Option holders (held after at least 14 days notice to all Option holders and attended in person or by proxy by at least two Option holders) by the affirmative vote of Option holders holding or having rights to acquire a majority of the Shares held by or subject to rights to acquire by the Option holders who are present or represented at the meeting.

10.	COSTS

        The Company shall pay all costs of administering and operating the Plan.

11.	APPLICABLE LAW

        The Plan shall be governed by and construed in accordance with the laws of the Province of Alberta and the courts of such province shall have non-exclusive jurisdiction over any dispute under the Plan.